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                                                         EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

     Following is a list of the Registrant's subsidiaries and their subsidiaries showing the percentage of voting securities owned, or other bases of control, by the immediate parent of each.

                                                                                          Percentage of
                                                                                         voting securi-
                                                                                         ties owned by
                                                                                         its immediate
                                                                                             parent
                                                                                         --------------

CPC International Inc.
  (a)Subsidiaries included in the Company's
      consolidated financial statements
    United States
    -------------
       Arnold Foods Company, Inc. (Delaware)                                                  100.00
       Best Foods - Caribbean, Inc. (Delaware)                                                100.00
       CPC Europe (Group) Ltd. (Delaware)                                                     100.00
       Entenmann's Inc. (Delaware)
         (Owned by CPC Baking Co., Inc., a holding company of
         CPC)                                                                                 100.00
       Henri's Food Products Co., Inc. (Wisconsin)                                            100.00
       S. B. Thomas, Inc. (New York)                                                          100.00

    Canada
    ------
       Canada Starch Company Inc.                                                             100.00

    Europe(1)
    ------
       C.H. Knorr Nahrungsmittelfabrik
       Ges.mbH                                                     - Austria                  100.00
       CPC Monda N.V./S.A.                                         - Belgium                   99.90
       CPC Foods A.S.                                              - Czech Republic            87.77
       CPC Foods A/S                                               - Denmark                  100.00
       CPC Foods OY                                                - Finland                  100.00
       CPC France S.A.                                             - France                    99.84
       CPC Maizena GmbH                                            - Germany                  100.00
       CPC (Hellas) A.B.E.E.                                       - Greece                   100.00
       CPC Benelux B.V.                                            - Holland                  100.00
       CPC Hungary RT                                              - Hungary                  100.00
       CPC Foods (Ireland) Ltd.                                    - Ireland                  100.00
       CPC Italia S.P.A.                                           - Italy                     90.19
       CPC Foods A/S                                               - Norway                   100.00
       CPC Amino S.A.                                              - Poland                    99.96
       Knorr Portuguesa-Produtos
         Alimentares S.A.                                          - Portugal                 100.00
       CPC Espana, S.A.                                            - Spain                    100.00
       CPC Foods AB                                                - Sweden                   100.00
       CPC Knorr Holding AG                                        - Switzerland              100.00
       CPC (United Kingdom) Ltd.                                   - United Kingdom           100.00

    Africa and Middle East(1)
    ----------------------
       Israel Edible Products Ltd. "TAMI"                          - Israel                    51.00
       CPC Kenya Ltd.                                              - Kenya                    100.00
       CPC Maghreb, S.A.                                           - Morocco                  100.00
       CPC Tongaat Foods (Pty) Ltd.                                - South Africa              50.00(2)



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
    Latin America
    -------------
       Refinerias de Maiz S.A.I.C.                                 - Argentina                100.00
       Refinacoes de Milho, Brasil Ltda.                           - Brazil                   100.00
       Industrias de Maiz y Alimentos S.A.                         - Chile                    100.00
       Industrias del Maiz S.A.                                    - Colombia                 100.00
       Maizena de Costa Rica S.A.                                  - Costa Rica               100.00
       Productos de Maiz y Alimentos S.A.                          - Guatemala                100.00
       Productos de Maiz, S.A. de C.V.                             - Mexico                   100.00
       Alimentos y Productos de Maiz, S.A.                         - Peru                      99.40
       Industrializadora de Maiz, S.A.                             - Uruguay                  100.00
       Aliven S.A.                                                 - Venezuela                100.00

    Asia
    ----
       CPC (Guangzhou) Foods Ltd.                                  - China                     80.00
         (Owned by CPC Asia Investments Ltd.,
          a holding company of CPC)
       CPC/AJI (Hong Kong) Ltd.                                    - Hong Kong                 50.00(2)
       P.T. Knorr Indonesia                                        - Indonesia                100.00
       CPC/AJI (Malaysia) Sdn. Berhad                              - Malaysia                  50.00(2)
       Rafhan Maize Products Co. Ltd.                              - Pakistan                  51.00(1)
       California Manufacturing Co., Inc.                          - Philippines               50.00(2)
       CPC/AJI (Singapore) Pte. Ltd.                               - Singapore                 50.00(2)
       CPC/AJI (Taiwan) Ltd.                                       - Taiwan                    50.00(2)
       CPC/AJI (Thailand) Ltd.                                     - Thailand                  50.00(2)
       Best Foods Miwon Ltd.                                       - South Korea               50.00

     The names of forty-four (44) domestic subsidiaries and one hundred-thirty six (136) international subsidiaries have been omitted since these unnamed subsidiaries considered in the aggregate as a single entity do not constitute a significant subsidiary.

  (b) Domestic subsidiary not consolidated:
        One (1) wholly-owned subsidiary which has minor real estate holdings.
  (c) International subsidiaries not consolidated:
        Five (5) international subsidiaries of which all or a majority of the share capital is owned by the Registrant.
  (d) Domestic 50% owned company
        Two (2) joint ventures in which the Registrant owns 50% interest with 50% being owned by single other interests.
  (e) International subsidiaries 50% and less not consolidated:
        One (1) company in which the Registrant owns 50% of the voting securities with 50% of such securities being held by single other interests. One (1) company in which the Registrant owns 47.7% of the voting securities with 52.3% of such securities being held by single other interests.

-----------------

(1)  Owned by CPC Europe (Group) Ltd., or its wholly-owned subsidiaries.

(2) Owned fractionally more than 50% and fully consolidated for accounting purposes.



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If the companies included in (b), (c), (d) and (e) were considered in the aggregate as a single entity, they would not constitute a significant subsidiary since: (1) the assets of the subsidiaries, or the investments in and advances to the subsidiaries by its parent and the parent's other subsidiaries, if any, did not exceed 10 percent of the assets of the parent and its subsidiaries on a consolidated basis, and (2) the sales and operating revenues of the parent and its subsidiaries on a consolidated basis, and the Company's equity in their income before income taxes and extraordinary items did not exceed 10 percent of the income of the parent and its subsidiaries on a consolidated basis.





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